Exhibit 99.1

For further information:

Media Contact:
Amy Yuhn
312-564-1378
ayuhn@theprivatebank.com

Investor Relations Contact:
Sarah Lewensohn
312-564-3894
slewensohn@theprivatebank.com

PrivateBancorp Reports Record Earnings
Earnings per share of $0.42, up 56 percent from the third quarter 2012 and up 14 percent from the second quarter 2013

CHICAGO, October 17, 2013 - PrivateBancorp, Inc. (NASDAQ: PVTB) today reported net income available to common shareholders of $33.1 million, or $0.42 per diluted share, for the third quarter 2013, as compared to $19.6 million, or $0.27 per diluted share, for the third quarter 2012 and $28.9 million, or $0.37 per diluted share, for the second quarter 2013. For the nine months ended September 30, 2013, the Company had net income available to common shareholders of $89.2 million, or $1.14 per diluted share, as compared to $44.5 million, or $0.61 per diluted share, for the nine months ended September 30, 2012.

“Our ability to generate new client relationships and win market share helped drive meaningful growth in new loans this quarter,” said Larry D. Richman, President and Chief Executive Officer, PrivateBancorp, Inc. “We grew loans by $315 million, with the growth coming from our commercial and industrial business, and we grew client deposits by over $470 million, including over $300 million in noninterest-bearing demand deposits. Continued expense management, especially related to credit costs, helped drive our seventh consecutive quarter in net income growth. As we move beyond the burden of elevated credit costs, we see the strength of our core business driving future performance.”

Third Quarter 2013 Highlights

•	Operating profit increased to $63.2 million, as compared to $52.2 million for the third quarter 2012 and $56.3 million for the second quarter 2013, as noninterest expense trended lower.

•	Return on average common equity was 10.4 percent, as compared to 7.0 percent for the third quarter 2012 and 9.3 percent for the prior quarter.

•	Total loans grew to $10.4 billion as of September 30, 2013, up 8 percent from a year ago, and 3 percent from June 30, 2013. The majority of the growth was in commercial and industrial loans.

•
Total deposits as of September 30, 2013 were $11.8 billion and increased 4 percent from a year ago and 5 percent from June 30, 2013. Noninterest-bearing demand deposits increased 14 percent from the previous quarter end and comprised 26 percent of total deposits at September 30, 2013.

•	Net interest margin declined 4 basis points during the quarter to 3.18 percent, reflecting ongoing pricing pressure.

•	Credit quality metrics improved and nonperforming assets to total assets declined to 1.07 percent at September 30, 2013, as compared to 2.09 percent one year ago and 1.33 percent at June 30, 2013.

Operating Performance

Net revenue was $134.4 million in the third quarter 2013, relatively unchanged as compared to the third quarter 2012. Net revenue in the quarter included a $521,000 negative credit valuation adjustment, compared to a $1.9 million positive credit valuation adjustment in the previous quarter. Both operating profit and the efficiency ratio improved as a result of lower noninterest expense. Operating profit was up 21 percent as compared to the third quarter 2012 and up 12 percent as compared to the previous quarter. The efficiency ratio improved to 53.0 percent for the third quarter 2013.

Net interest income was $105.8 million in the third quarter 2013, comparable to the third quarter 2012 and up 2 percent as compared to the second quarter 2013. The growth in net interest income over the prior quarter reflected an additional day of interest and an increase in average loans. Average loans grew by $182.7 million during the quarter. Net interest margin was 3.18 percent in the third quarter 2013, as compared to 3.35 percent in the third quarter 2012 and 3.22 percent in the previous quarter. The decline in net interest margin as compared to previous periods primarily reflects competitive pressure on loan pricing.

Noninterest income of $27.8 million in the third quarter 2013 was comparable to the third quarter 2012 and down from $29.0 million in the second quarter 2013. Syndication fees of $4.3 million increased 60 percent from the third quarter 2012 and 38 percent from the previous quarter. Trust and investments income was $4.6 million, a 7 percent increase from the third quarter 2012 and a modest decline from the previous quarter. Assets under management and administration reached $5.6 billion, growing 11 percent from a year ago. Mortgage banking revenue was $2.9 million, a 20 percent decline from the third quarter 2012 and an 8 percent decrease from the previous quarter, reflecting lower mortgage refinancing volume.

Capital markets revenue of $3.9 million in the third quarter 2013 was down from $5.8 million in the third quarter 2012 and $6.0 million in the second quarter 2013. Capital markets revenue excluding the impact of credit valuation adjustments was $4.4 million in the quarter, down from the third quarter 2012 and relatively consistent with the previous quarter. Excluding the impact of credit valuation adjustments, noninterest income was $28.3 million, an increase of 4 percent as compared to the previous quarter.

Treasury management fees grew 13 percent from the third quarter 2012, primarily reflecting new and existing client business, and were unchanged from the previous quarter.

Expenses

Noninterest expense was $71.3 million in the third quarter 2013, down 13 percent from the third quarter 2012, reflecting ongoing expense management as well as a significant decline in net foreclosed property expenses. Compensation expense declined $3.5 million, or 8 percent, from the third quarter 2012, benefiting from lower share-based costs after certain awards were fully amortized in December 2012. Net foreclosed property expenses decreased 49 percent from the third quarter 2012 and benefited from lower levels of OREO.

As compared to the second quarter 2013, noninterest expense was down 8 percent, resulting from a $4.7 million decline in other expenses and a $1.2 million reduction of net foreclosed property expenses. Second quarter 2013 other expenses included one-time charges of $3.0 million, including $2.0 million of restructuring costs and a charge on repurchased loans. Third quarter 2013 other expenses benefited from a $1.3 million reduction of the unfunded commitments reserve. The $1.5 million, or 4 percent, increase in salaries and employee benefits was largely attributable to increased incentive compensation accruals to reflect year to date performance.

Credit Quality

The Company’s credit quality metrics continued to improve this quarter as nonperforming assets were $148.6 million at September 30, 2013, declining 46 percent from September 30, 2012 and 17 percent from June 30, 2013. The decline in nonperforming assets was largely attributable to sales of OREO in the third quarter 2013. At quarter end, OREO was $35.3 million, a reduction of $62.5 million from September 30, 2012 and $21.8 million from June 30, 2013. Nonperforming assets to total assets were 1.07 percent at September 30, 2013, compared to 2.09 percent at September 30, 2012 and 1.33 percent at June 30, 2013.

As of September 30, 2013, the allowance for loan losses as a percent of total loans was 1.40 percent, down from 1.73 percent at September 30, 2012 and 1.47 percent at June 30, 2013. Net charge-offs of $10.5 million for the third quarter 2013 were down 49 percent as compared to the third quarter 2012 and 26 percent as compared to the previous quarter. The provision for loan losses was $7.8 million for the third quarter 2013, a decline of $5.4 million from the third quarter 2012 and $512,000 from the previous quarter.

Credit quality results exclude covered assets acquired through an FDIC-assisted transaction that are subject to a loss sharing agreement.

Balance Sheet

Total assets were $13.9 billion at September 30, 2013, compared to $13.3 billion at September 30, 2012 and $13.5 billion at June 30, 2013. Total loans of $10.4 billion, grew 8 percent from September 30, 2012 and 3 percent from the previous quarter end, with the growth primarily attributable to increased commercial and industrial loans. Strong new client activity, as well as increased borrowings from existing clients, contributed to loan growth during the current quarter.

Total deposits were $11.8 billion at September 30, 2013, a 4 percent increase as compared to September 30, 2012 and a 5 percent increase as compared to June 30, 2013. At September 30, 2013, the loan to deposit ratio was 88 percent. Noninterest-bearing demand deposits, which typically have been higher in the second half of the year, increased $370 million or 14 percent from the previous quarter and comprised 26 percent of total deposits at September 30, 2013. Approximately one-half of the increase in noninterest-bearing demand deposits is attributable to an increase in two large client accounts, a portion of which is anticipated to be redeployed in the fourth quarter 2013.

The Company's investment securities portfolio was $2.5 billion at September 30, 2013, up 9 percent from September 30, 2012 and flat as compared to June 30, 2013. The securities portfolio is primarily composed of U.S. government agency backed mortgage securities, U.S. Treasuries, agency backed collateralized mortgage obligations, and investment grade municipal bonds.

Capital

As of September 30, 2013, the total risk-based capital ratio was 13.48 percent, the Tier 1 risk-based capital ratio was 11.05 percent, and the leverage ratio was 10.30 percent. The Tier 1 common capital ratio was 9.11 percent (without giving effect to the final Basel III capital rules adopted and issued by the Federal Reserve Board in July 2013) and tangible common equity ratio was 8.49 percent at the end of the third quarter 2013.

Quarterly Conference Call and Webcast Presentation

PrivateBancorp will host a conference call on Thursday, October 17, 2013, at 10 a.m. CT. The call may be accessed by telephone at (888) 782-9127 (U.S. and Canada) or (706) 634-5643 (International) and entering passcode #72261519. A live webcast of the call can be accessed on the Company website at www.theprivatebank.com by visiting the Investor Relations tab under the About Us section. A rebroadcast will be available beginning approximately two hours after the call until midnight on October 31, 2013, by calling (855) 859-2056 (U.S. and Canada) or (404) 537-3406 (International) and entering passcode #72261519.

About PrivateBancorp, Inc.

PrivateBancorp, Inc., through its subsidiaries, delivers customized business and personal financial services to middle-market companies, as well as business owners, executives, entrepreneurs and families in all of the markets and communities we serve. As of September 30, 2013, the Company had 36 offices in 10 states and $13.9 billion in assets. The Company website is www.theprivatebank.com.

Forward-Looking Statements

Statements made in this press release that are not historical facts may constitute forward-looking statements within the meaning of federal securities laws. Our ability to predict results or the actual effects of future plans, strategies or events is inherently uncertain. Factors which could cause actual results to differ from those reflected in forward-looking statements include:

•	continued uncertainty regarding U.S. and global economic outlook that may impact market conditions and credit quality or prolong weakness in demand for loans or other banking products and services;

•	unanticipated developments in pending or prospective loan transactions or greater than expected paydowns or payoffs of existing loans;

•	unanticipated changes in interest rates;

•	competitive trends in our markets;

•	unforeseen credit quality problems that could result in charge-offs greater than we have anticipated in our allowance for loan losses;

•	slower than anticipated dispositions of other real estate owned or declines in real estate values which may negatively impact foreclosed property expense;

•	lack of sufficient or cost-effective sources of liquidity or funding as and when needed;

•	loss of key personnel or an inability to recruit and retain appropriate talent;

•	potential impact of recently adopted capital rules;

•	greater than anticipated impact on costs, revenues and offered products and services associated with the implementation of other regulatory changes;

•	uncertainty regarding the impact of the recent U.S. Government shutdown;

•	changes in monetary or fiscal policies of the U.S. Government and the potential impact from current debates related to the federal debt ceiling; or

•	failures or disruptions to our data processing or other information or operational systems, including the potential impact of disruptions or breaches at our third party service providers.

These factors should be considered in evaluating forward-looking statements and undue reliance should not be placed on our forward-looking statements. Readers should also consider the risks, assumptions and uncertainties set forth in the "Risk Factors" section of our Form 10-K for the year ended December 31, 2012 as well as those set forth in our subsequent periodic reports filed with the SEC. Forward-looking statements speak only as of the date they are made and we assume no obligation to update any of these statements in light of new information, future events or otherwise unless required under the federal securities laws.

Non-U.S. GAAP Financial Measures

This press release contains both financial measures based on accounting principles generally accepted in the United States (U.S. GAAP) and non-U.S. GAAP based financial measures. We believe that presenting these non-U.S. GAAP financial measures will provide information useful to investors in understanding our underlying operational performance, our business, and performance trends and facilitates comparisons with the performance of others in the banking industry. If non-U.S. GAAP financial measures are used, the comparable U.S. GAAP financial measure, as well as the reconciliation to the comparable U.S. GAAP financial measure, can be found in this press release. These disclosures should not be viewed as a substitute for operating results determined in accordance with U.S. GAAP, nor are they necessarily comparable to non-U.S. GAAP performance measures that may be presented by other companies.

Editor's Note: Financial highlights attached. Full financial supplement available on Company's website at www.theprivatebank.com.

Consolidated Income Statements
(Amounts in thousands, except per share data)
(Unaudited)
	Quarters Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Interest Income
Loans, including fees	$108,912	$106,358	$323,106	$315,039
Federal funds sold and interest-bearing deposits in banks	111	248	431	513
Securities:
Taxable	12,931	13,907	38,272	43,888
Exempt from Federal income taxes	1,562	1,389	4,596	4,025
Other interest income	61	126	213	379
Total interest income	123,577	122,028	366,618	363,844
Interest Expense
Interest-bearing demand deposits	1,032	958	3,181	2,393
Savings deposits and money market accounts	3,895	4,206	12,181	13,073
Brokered and time deposits	5,014	5,860	15,099	16,271
Short-term and secured borrowings	161	101	689	366
Long-term debt	7,640	5,495	22,861	16,611
Total interest expense	17,742	16,620	54,011	48,714
Net interest income	105,835	105,408	312,607	315,130
Provision for loan and covered loan losses	8,120	13,509	27,320	58,248
Net interest income after provision for loan and covered loan losses	97,715	91,899	285,287	256,882
Non-interest Income
Trust and Investments	4,570	4,254	13,764	12,785
Mortgage banking	2,946	3,685	10,314	9,263
Capital markets products	3,921	5,832	15,008	19,214
Treasury management	6,214	5,490	18,347	15,904
Loan, letter of credit and commitment fees	4,384	4,779	12,743	13,502
Syndication fees	4,322	2,700	11,294	6,876
Deposit service charges and fees and other income	1,298	1,308	4,885	4,439
Net securities gains (losses)	118	(211)	895	(396)
Total non-interest income	27,773	27,837	87,250	81,587
Non-interest Expense
Salaries and employee benefits	41,360	44,820	124,354	129,695
Net occupancy expense	7,558	7,477	22,479	22,809
Technology and related costs	3,343	3,432	10,283	10,001
Marketing	2,986	2,645	8,998	7,863
Professional services	2,465	2,151	6,146	6,355
Outsourced servicing costs	1,607	1,802	5,205	5,605
Net foreclosed property expenses	4,396	8,596	16,594	28,725
Postage, telephone, and delivery	852	837	2,676	2,588
Insurance	2,590	3,352	7,933	11,896
Loan and collection expense	1,345	3,329	6,402	9,404
Other expenses	2,767	3,289	16,417	10,876
Total non-interest expense	71,269	81,730	227,487	245,817
Income before income taxes	54,219	38,006	145,050	92,652
Income tax provision	21,161	14,952	55,807	37,839
Net income	33,058	23,054	89,243	54,813
Preferred stock dividends and discount accretion	—	3,447	—	10,325
Net income available to common stockholders	$33,058	$19,607	$89,243	$44,488
Per Common Share Data
Basic earnings per share	$0.42	$0.27	$1.15	$0.62
Diluted earnings per share	$0.42	$0.27	$1.14	$0.61
Cash dividends declared	$0.01	$0.01	$0.03	$0.03
Weighted-average common shares outstanding	76,494	71,010	76,352	70,915
Weighted-average diluted common shares outstanding	76,819	71,274	76,537	71,110
Note: Certain reclassifications have been made to prior period financial statements to place them on a basis comparable with the current period financial statements.

Consolidated Income Statements
(Amounts in thousands, except per share data)
(Unaudited)
	3Q13	2Q13	1Q13	4Q12	3Q12
Interest Income
Loans, including fees	$108,912	$107,407	$106,787	$108,172	$106,358
Federal funds sold and interest-bearing deposits in banks	111	112	208	452	248
Securities:
Taxable	12,931	12,519	12,822	12,938	13,907
Exempt from Federal income taxes	1,562	1,532	1,502	1,462	1,389
Other interest income	61	62	90	168	126
Total interest income	123,577	121,632	121,409	123,192	122,028
Interest Expense
Interest-bearing demand deposits	1,032	1,034	1,115	985	958
Savings deposits and money market accounts	3,895	3,887	4,399	4,531	4,206
Brokered and time deposits	5,014	4,956	5,129	5,561	5,860
Short-term and secured borrowings	161	410	118	77	101
Long-term debt	7,640	7,613	7,608	7,235	5,495
Total interest expense	17,742	17,900	18,369	18,389	16,620
Net interest income	105,835	103,732	103,040	104,803	105,408
Provision for loan and covered loan losses	8,120	8,843	10,357	13,177	13,509
Net interest income after provision for loan and covered loan losses	97,715	94,889	92,683	91,626	91,899
Non-interest Income
Trust and Investments	4,570	4,800	4,394	4,232	4,254
Mortgage banking	2,946	3,198	4,170	4,197	3,685
Capital markets products	3,921	6,048	5,039	6,744	5,832
Treasury management	6,214	6,209	5,924	5,606	5,490
Loan, letter of credit and commitment fees	4,384	4,282	4,077	4,671	4,779
Syndication fees	4,322	3,140	3,832	2,231	2,700
Deposit service charges and fees and other income	1,298	1,196	2,391	1,582	1,308
Net securities gains (losses)	118	136	641	191	(211)
Total non-interest income	27,773	29,009	30,468	29,454	27,837
Non-interest Expense
Salaries and employee benefits	41,360	39,854	43,140	45,253	44,820
Net occupancy expense	7,558	7,387	7,534	7,762	7,477
Technology and related costs	3,343	3,476	3,464	3,249	3,432
Marketing	2,986	3,695	2,317	2,448	2,645
Professional services	2,465	1,782	1,899	1,998	2,151
Outsourced servicing costs	1,607	1,964	1,634	1,814	1,802
Net foreclosed property expenses	4,396	5,555	6,643	9,571	8,596
Postage, telephone, and delivery	852	981	843	909	837
Insurance	2,590	2,804	2,539	3,290	3,352
Loan and collection expense	1,345	2,280	2,777	2,227	3,329
Other expenses	2,767	7,477	6,173	2,794	3,289
Total non-interest expense	71,269	77,255	78,963	81,315	81,730
Income before income taxes	54,219	46,643	44,188	39,765	38,006
Income tax provision	21,161	17,728	16,918	16,682	14,952
Net income	33,058	28,915	27,270	23,083	23,054
Preferred stock dividends and discount accretion	—	—	—	3,043	3,447
Net income available to common stockholders	$33,058	$28,915	$27,270	$20,040	$19,607
Per Common Share Data
Basic earnings per share	$0.42	$0.37	$0.35	$0.26	$0.27
Diluted earnings per share	$0.42	$0.37	$0.35	$0.26	$0.27
Cash dividends declared	$0.01	$0.01	$0.01	$0.01	$0.01
Weighted-average common shares outstanding	76,494	76,415	76,143	75,035	71,010
Weighted-average diluted common shares outstanding	76,819	76,581	76,203	75,374	71,274

Consolidated Balance Sheets
(Dollars in thousands)
	9/30/13	6/30/13	3/31/13	12/31/12	9/30/12
	(Unaudited)	(Unaudited)	(Unaudited)	(Audited)	(Unaudited)
Assets
Cash and due from banks	$247,460	$150,683	$118,583	$234,308	$143,573
Federal funds sold and interest-bearing deposits in banks	180,608	147,699	203,647	707,143	470,984
Loans held-for-sale	27,644	34,803	38,091	49,696	49,209
Securities available-for-sale, at fair value	1,611,022	1,580,179	1,457,433	1,451,160	1,550,516
Securities held-to-maturity, at amortized cost	931,342	955,688	959,994	863,727	784,930
Federal Home Loan Bank ("FHLB") stock	34,063	34,063	34,288	43,387	43,387
Loans – excluding covered assets, net of unearned fees	10,409,443	10,094,636	10,033,803	10,139,982	9,625,421
Allowance for loan losses	(145,513)	(148,183)	(153,992)	(161,417)	(166,859)
Loans, net of allowance for loan losses and unearned fees	10,263,930	9,946,453	9,879,811	9,978,565	9,458,562
Covered assets	140,083	158,326	176,855	194,216	208,979
Allowance for covered loan losses	(21,653)	(24,995)	(24,089)	(24,011)	(21,500)
Covered assets, net of allowance for covered loan losses	118,430	133,331	152,766	170,205	187,479
Other real estate owned, excluding covered assets	35,310	57,134	73,857	81,880	97,833
Premises, furniture, and equipment, net	36,445	37,025	38,373	39,508	40,526
Accrued interest receivable	35,758	38,325	39,205	34,832	36,892
Investment in bank owned life insurance	53,539	53,216	52,873	52,513	52,134
Goodwill	94,484	94,496	94,509	94,521	94,534
Other intangible assets	10,486	11,266	12,047	12,828	13,500
Derivative assets	57,771	57,361	90,303	99,261	114,777
Other assets	130,848	144,771	126,450	143,981	139,718
Total assets	$13,869,140	$13,476,493	$13,372,230	$14,057,515	$13,278,554
Liabilities
Demand deposits:
Noninterest-bearing	$3,106,986	$2,736,868	$2,756,879	$3,690,340	$3,295,568
Interest-bearing	1,183,471	1,234,134	1,390,955	1,057,390	893,194
Savings deposits and money market accounts	4,778,057	4,654,930	4,741,864	4,912,820	4,381,595
Brokered time deposits	1,303,596	1,190,796	983,625	993,455	1,290,796
Time deposits	1,460,446	1,491,604	1,518,980	1,519,629	1,498,287
Total deposits	11,832,556	11,308,332	11,392,303	12,173,634	11,359,440
Short-term and secured borrowings	131,400	308,700	107,775	5,000	5,000
Long-term debt	499,793	499,793	499,793	499,793	374,793
Accrued interest payable	6,042	5,963	6,787	7,141	5,287
Derivative liabilities	55,933	62,014	84,370	93,276	108,678
Other liabilities	69,728	58,651	49,137	71,505	61,916
Total liabilities	12,595,452	12,243,453	12,140,165	12,850,349	11,915,114
Equity
Preferred stock	—	—	—	—	241,585
Common stock:
Voting	75,240	75,238	73,144	73,479	68,348
Nonvoting	1,585	1,585	3,536	3,536	3,536
Treasury stock	(7,303)	(9,001)	(9,631)	(24,150)	(22,736)
Additional paid-in capital	1,019,143	1,016,615	1,014,443	1,026,438	956,356
Retained earnings	166,700	134,423	106,288	79,799	60,533
Accumulated other comprehensive income, net of tax	18,323	14,180	44,285	48,064	55,818
Total equity	1,273,688	1,233,040	1,232,065	1,207,166	1,363,440
Total liabilities and equity	$13,869,140	$13,476,493	$13,372,230	$14,057,515	$13,278,554

Selected Financial Data
(Amounts in thousands, except per share data)
(Unaudited)
	3Q13		2Q13		1Q13		4Q12		3Q12
Selected Statement of Income Data:
Net interest income	$105,835		$103,732		$103,040		$104,803		$105,408
Net revenue (1)(2)	$134,426		$133,546		$134,292		$135,022		$133,974
Operating profit (1)(2)	$63,157		$56,291		$55,329		$53,707		$52,244
Provision for loan and covered loan losses	$8,120		$8,843		$10,357		$13,177		$13,509
Income before income taxes	$54,219		$46,643		$44,188		$39,765		$38,006
Net income available to common stockholders	$33,058		$28,915		$27,270		$20,040		$19,607

Per Common Share Data:
Basic earnings per share	$0.42		$0.37		$0.35		$0.26		$0.27
Diluted earnings per share	$0.42		$0.37		$0.35		$0.26		$0.27
Dividends declared	$0.01		$0.01		$0.01		$0.01		$0.01
Book value (period end) (1)	$16.40		$15.88		$15.87		$15.65		$15.49
Tangible book value (period end) (1)(2)	$15.05		$14.52		$14.49		$14.26		$14.00
Market value (close)	$21.40		$21.22		$18.89		$15.32		$15.99
Book value multiple	1.31	x	1.34	x	1.19	x	0.98	x	1.03	x

Share Data:
Weighted-average common shares outstanding	76,494		76,415		76,143		75,035		71,010
Weighted-average diluted common shares outstanding	76,819		76,581		76,203		75,374		71,274
Common shares issued (period end)	77,993		78,015		78,050		78,062		73,291
Common shares outstanding (period end)	77,680		77,630		77,649		77,115		72,436

Performance Ratio:
Return on average assets	0.96%		0.86%		0.81%		0.67%		0.70%
Return on average common equity	10.43%		9.28%		9.01%		6.64%		7.00%
Return on average tangible common equity (1)(2)	11.55%		10.30%		10.04%		7.45%		7.91%
Net interest margin (1)(2)	3.18%		3.22%		3.19%		3.16%		3.35%
Fee revenue as a percent of total revenue (1)	20.72%		21.77%		22.45%		21.83%		21.02%
Non-interest income to average assets	0.81%		0.87%		0.91%		0.85%		0.85%
Non-interest expense to average assets	2.07%		2.31%		2.35%		2.35%		2.49%
Net overhead ratio (1)	1.26%		1.44%		1.44%		1.50%		1.64%
Efficiency ratio (1)(2)	53.02%		57.85%		58.80%		60.22%		61.00%

Balance Sheet Ratios:
Loans to deposits (period end) (3)	87.97%		89.27%		88.08%		83.29%		84.73%
Average interest-earning assets to average interest-bearing liabilities	140.72%		139.76%		141.21%		150.03%		147.76%

Capital Ratios (period end):
Total risk-based capital (1)	13.48%		13.70%		13.58%		13.17%		13.90%
Tier 1 risk-based capital (1)	11.05%		11.04%		10.90%		10.51%		12.24%
Tier 1 leverage ratio (1)	10.30%		10.21%		9.81%		9.50%		11.15%
Tier 1 common equity to risk-weighted assets (1)(2)(4)	9.11%		9.05%		8.89%		8.52%		8.12%
Tangible common equity to tangible assets (1)(2)	8.49%		8.43%		8.48%		7.88%		7.70%
Total equity to total assets	9.18%		9.15%		9.21%		8.59%		10.27%

(1)	Refer to Glossary of Terms for definition.

(2)	This is a non-U.S. GAAP financial measure. Refer to "Non-U.S. GAAP Financial Measures" for a reconciliation from non-U.S. GAAP to U.S. GAAP.

(3)	Excludes covered assets. Refer to Glossary of Terms for definition.

(4)	Does not give effect to the final Basel III capital rules adopted and issued by the Federal Reserve Board in July 2013.

Selected Financial Data (continued)
(Dollars in thousands)
(Unaudited)

	3Q13	2Q13	1Q13	4Q12	3Q12
Additional Selected Information:
Credit valuation adjustment on capital markets derivatives (1)	$(521)	$1,882	$246	$854	$5
Salaries and employee benefits:
Salaries and wages	$23,639	$23,397	$24,015	$24,333	$24,373
Share-based costs	3,261	3,236	2,863	5,665	5,181
Incentive compensation, retirement costs and other employee benefits	14,460	13,221	16,262	15,255	15,266
Total salaries and employee benefits	$41,360	$39,854	$43,140	$45,253	$44,820

Provision for unfunded commitments	$(1,346)	$467	$1,723	$(867)	$—

Assets under management and administration (AUMA) (1)	$5,570,614	$5,427,498	$5,515,199	$5,196,094	$5,007,235
Custody assets included in AUMA	$2,427,093	$2,351,163	$2,438,600	$2,345,410	$2,192,530

Loan Composition (excluding covered assets (1))
(Dollars in thousands)

	9/30/13	% of Total	6/30/13	% of Total	3/31/13	% of Total	12/31/12	% of Total	9/30/12	% of Total
	(Unaudited)		(Unaudited)		(Unaudited)		(Audited)		(Unaudited)
Commercial and industrial	$5,384,222	52%	$5,019,494	50%	$4,951,951	49%	$4,901,210	48%	$4,666,375	48%
Commercial - owner-occupied CRE	1,604,470	15%	1,641,973	16%	1,640,064	16%	1,595,574	16%	1,437,935	15%
Total commercial	6,988,692	67%	6,661,467	66%	6,592,015	65%	6,496,784	64%	6,104,310	63%
Commercial real estate	1,914,725	18%	1,981,541	20%	2,002,833	20%	2,132,063	21%	2,069,423	21%
Commercial real estate - multi-family	573,371	6%	520,160	5%	517,418	5%	543,622	5%	544,775	6%
Total commercial real estate	2,488,096	24%	2,501,701	25%	2,520,251	25%	2,675,685	26%	2,614,198	27%
Construction	237,440	3%	211,976	2%	174,077	2%	190,496	2%	162,724	2%
Residential real estate	346,619	3%	347,629	3%	368,569	4%	373,580	4%	360,094	4%
Home equity	148,058	1%	159,958	2%	162,035	2%	167,760	2%	170,068	2%
Personal	200,538	2%	211,905	2%	216,856	2%	235,677	2%	214,027	2%
Total loans	$10,409,443	100%	$10,094,636	100%	$10,033,803	100%	$10,139,982	100%	$9,625,421	100%

(1)	Refer to Glossary of Terms for definition.

Loan Composition (excluding covered assets (1))
(Dollars in thousands)
(Unaudited)

Commercial Loans Composition by Industry Segment
(Classified pursuant to the North American Industrial Classification System standard industry descriptions and represents our client's primary business activity)
	September 30, 2013				June 30, 2013				December 31, 2012
	Amount	% of Total	Amount Non-performing	% Non-perform-ing(2)	Amount	% of Total	Amount Non-performing	% Non-perform-ing(2)	Amount	% of Total
Manufacturing	$1,665,701	24%	$199	*	$1,523,128	23%	$2,710	*	$1,496,719	23%
Healthcare	1,530,726	22%	309	*	1,562,779	23%	309	*	1,514,496	23%
Wholesale trade	699,778	10%	130	*	700,064	11%	133	*	635,477	10%
Finance and insurance	640,171	9%	513	*	555,911	8%	529	*	584,763	9%
Real estate, rental and leasing	400,965	6%	1,736	*	347,961	6%	1,793	1%	359,947	6%
Professional, scientific and technical services	476,878	7%	2,940	1%	471,099	7%	3,392	1%	391,976	6%
Administrative, support, waste management and remediation services	402,113	6%	—	—%	420,386	6%	11,461	3%	426,960	7%
Architecture, engineering and construction	247,487	3%	9,625	4%	255,808	4%	10,749	4%	225,199	3%
All other (3)	924,873	13%	11,429	1%	824,331	12%	16,706	2%	861,247	13%
Total commercial (4)	$6,988,692	100%	$26,881	*	$6,661,467	100%	$47,782	1%	$6,496,784	100%

Commercial Real Estate and Construction Loan Portfolio by Collateral Type

	September 30, 2013				June 30, 2013				December 31, 2012
	Amount	% of Total	Amount Non-performing	% Non-perform-ing(2)	Amount	% of Total	Amount Non-performing	% Non-perform-ing(2)	Amount	% of Total
Commercial Real Estate Portfolio
Land	$207,112	8%	$36,188	17%	$196,839	8%	$18,349	9%	240,503	9%
Residential 1-4 family	40,779	2%	3,405	8%	40,589	2%	3,433	8%	58,704	2%
Multi-family	573,371	23%	2,633	*	520,160	21%	2,654	1%	543,622	20%
Industrial/warehouse	256,826	10%	9,035	4%	273,044	11%	6,955	3%	272,535	10%
Office	485,162	20%	4,519	1%	538,892	21%	6,088	1%	566,834	21%
Retail	483,548	19%	3,356	1%	473,709	19%	2,902	1%	472,024	18%
Healthcare	217,407	9%	—	—%	198,548	8%	—	—%	205,318	8%
Mixed use/other	223,891	9%	3,818	2%	259,920	10%	5,378	2%	316,145	12%
Total commercial real estate	$2,488,096	100%	$62,954	3%	$2,501,701	100%	$45,759	2%	$2,675,685	100%
Construction Portfolio
Residential 1-4 family	$13,014	5%	$—	—%	$13,868	7%	$—	—%	14,160	7%
Multi-family	39,173	17%	—	—%	42,409	20%	—	—%	36,129	19%
Industrial/warehouse	21,326	9%	—	—%	8,395	4%	—	—%	29,633	16%
Office	21,866	9%	—	—%	19,487	9%	—	—%	8,863	5%
Retail	85,096	36%	—	—%	63,957	30%	—	—%	37,457	20%
Healthcare	27,553	12%	—	—%	24,362	11%	—	—%	14,196	7%
Mixed use/other	29,412	12%	—	—%	39,498	19%	—	—%	50,058	26%
Total construction	$237,440	100%	$—	—%	$211,976	100%	$—	—%	$190,496	100%

(1)	Refer to Glossary of Terms for definition.

(2)	Calculated as nonperforming loans in the respective industry segment or collateral type divided by total loans of the corresponding industry segment or collateral type presented above.

(3)	All other consists of numerous smaller balances across a variety of industries with no category greater than 3%.

(4)	Includes owner-occupied commercial real estate of $1.6 billion at September 30, 2013, June 30, 2013, and December 31, 2012.

*	Less than 1%.

Asset Quality (excluding covered assets (1))
(Dollars in thousands)
(Unaudited)
	3Q13	2Q13	1Q13	4Q12	3Q12
Credit Quality Key Ratios
Net charge-offs (annualized) to average loans	0.40%	0.56%	0.70%	0.73%	0.87%
Nonperforming loans to total loans	1.09%	1.20%	1.28%	1.37%	1.87%
Nonperforming loans to total assets	0.82%	0.90%	0.96%	0.99%	1.35%
Nonperforming assets to total assets	1.07%	1.33%	1.51%	1.57%	2.09%
Allowance for loan losses to:
Total loans	1.40%	1.47%	1.53%	1.59%	1.73%
Nonperforming loans	128%	122%	120%	116%	93%

Nonperforming assets
Loans past due 90 days and accruing	$—	$—	$—	$—	$—
Nonaccrual loans	113,286	121,759	128,657	138,780	179,895
OREO	35,310	57,134	73,857	81,880	97,833
Total nonperforming assets	$148,596	$178,893	$202,514	$220,660	$277,728

Restructured loans accruing interest	$33,942	$48,281	$46,591	$60,980	$58,431

Special mention loans	$67,518	$92,880	$106,446	$96,794	$104,706
Potential problem loans	$101,324	$97,196	$78,185	$107,876	$112,929

Nonperforming Loans Rollforward
Beginning balance	$121,759	$128,657	$138,780	$179,895	$209,339
Additions:
New nonaccrual loans	25,642	26,190	31,331	28,527	38,948
Reductions:
Return to performing status	—	(2,288)	—	(3,824)	(236)
Paydowns and payoffs, net of advances	(12,205)	(246)	(885)	(21,454)	(11,094)
Net sales	(1,119)	(12,601)	(12,809)	(20,544)	(21,351)
Transfer to OREO	(1,036)	(3,366)	(6,266)	(2,826)	(3,250)
Transfer to loans held for sale	(7,359)	—	(2,240)	—	(9,200)
Charge-offs	(12,396)	(14,587)	(19,254)	(20,994)	(23,261)
Total reductions	(34,115)	(33,088)	(41,454)	(69,642)	(68,392)
Balance at end of period	$113,286	$121,759	$128,657	$138,780	$179,895

OREO Rollforward
Beginning balance	$57,134	$73,857	$81,880	$97,833	$109,836
New foreclosed properties	1,036	3,366	6,266	2,826	3,250
Valuation adjustments	(5,734)	(6,128)	(4,458)	(5,274)	(6,245)
Disposals:
Sales proceeds	(18,902)	(14,677)	(9,067)	(11,526)	(8,041)
Net gain (loss) on sale	1,776	716	(764)	(1,979)	(967)
Balance at end of period	$35,310	$57,134	$73,857	$81,880	$97,833

Restructured Loans Accruing Interest Rollforward
Beginning balance	$48,281	$46,591	$60,980	$58,431	$97,690
Additions:
New restructured loans accruing interest	1,408	4,219	458	6,552	2,001
Restructured loans returned to accruing status	—	—	—	3,823	—
Reductions:
Paydowns and payoffs, net of advances	(15,368)	(2,347)	36	(3,995)	(3,935)
Transfers to nonperforming loans	—	—	(14,883)	(2,988)	(15,464)
Net sales	—	—	—	—	—
Removal of restructured loan status	(1,978)	(182)	—	(843)	(21,861)
Balance at end of period	$32,343	$48,281	$46,591	$60,980	$58,431

(1)	Refer to Glossary of Terms for definition.

Asset Quality (excluding covered assets (1))
(Dollars in thousands)
(Unaudited)

Credit Quality Indicators (1)
	Special Mention Loans	% of Portfolio Loan Type	Potential Problem Loans	% of Portfolio Loan Type	Non-Performing Loans	% of Portfolio Loan Type	Total Loans
September 30, 2013
Commercial	$58,829	0.8%	$81,704	1.2%	$26,881	0.4%	$6,988,692
Commercial real estate	518	*	9,198	0.4%	62,954	2.5%	2,488,096
Construction	—	—%	—	—%	—	—%	237,440
Residential real estate	5,945	1.7%	6,412	1.8%	11,237	3.2%	346,619
Home equity	1,790	1.2%	3,951	2.7%	11,450	7.7%	148,058
Personal	436	0.2%	59	*	764	0.4%	200,538
Total	$67,518	0.6%	$101,324	1.0%	$113,286	1.1%	$10,409,443

June 30, 2013
Commercial	$83,485	1.3%	$59,748	0.9%	$47,782	0.7%	$6,661,467
Commercial real estate	1,072	*	27,489	1.1%	45,759	1.8%	2,501,701
Construction	—	—%	—	—%	—	—%	211,976
Residential real estate	6,187	1.8%	6,755	1.9%	12,812	3.7%	347,629
Home equity	2,001	1.3%	3,106	1.9%	13,655	8.5%	159,958
Personal	135	0.1%	98	*	1,751	0.8%	211,905
Total	$92,880	0.9%	$97,196	1.0%	$121,759	1.2%	$10,094,636

(1)	Refer to Glossary of Terms for definition.

*	Less than 0.1%.

Loan Portfolio Aging
	Current	30-59 Days Past Due	60-89 Days Past Due	90 Days Past Due and Accruing	Nonaccrual	Total Loans
September 30, 2013
Loan balances:
Commercial	$6,960,352	$642	$817	$—	$26,881	$6,988,692
Commercial real estate	2,422,950	717	1,475	—	62,954	2,488,096
Construction	237,440	—	—	—	—	237,440
Residential real estate	335,173	—	209	—	11,237	346,619
Personal and home equity	333,640	2,243	499	—	12,214	348,596
Total loans	$10,289,555	$3,602	$3,000	$—	$113,286	$10,409,443

% of loan balance:
Commercial	99.60%	0.01%	0.01%	—%	0.38%	100.00%
Commercial real estate	97.38%	0.03%	0.06%	—%	2.53%	100.00%
Construction	100.00%	—%	—%	—%	—%	100.00%
Residential real estate	96.70%	—%	0.06%	—%	3.24%	100.00%
Personal and home equity	95.72%	0.64%	0.14%	—%	3.50%	100.00%
Total loans	98.85%	0.03%	0.03%	—%	1.09%	100.00%

Asset Quality (excluding covered assets (1))
(Dollars in thousands)
(Unaudited)

	3Q13	2Q13	1Q13	4Q12	3Q12
Nonaccrual loans
Commercial	$26,881	$47,782	$31,323	$41,913	$61,182
Commercial real estate	62,954	45,759	63,643	68,554	88,057
Construction	—	—	402	557	557
Residential real estate	11,237	12,812	14,966	11,224	12,502
Personal and home equity	12,214	15,406	18,323	16,532	17,597
Total	$113,286	$121,759	$128,657	$138,780	$179,895

Nonaccrual loans as a percent of total loan type:
Commercial	0.38%	0.72%	0.48%	0.65%	1.00%
Commercial real estate	2.53%	1.83%	2.53%	2.56%	3.37%
Construction	—%	—%	0.23%	0.29%	0.34%
Residential real estate	3.24%	3.69%	4.06%	3.00%	3.47%
Personal and home equity	3.50%	4.14%	4.84%	4.10%	4.58%
Total	1.09%	1.20%	1.28%	1.37%	1.87%

Loans past due 60-89 days and still accruing:
Commercial	$817	$—	$3,725	$1,365	$1,129
Commercial real estate	1,475	2,887	2,365	5,278	3,588
Construction	—	—	—	—	—
Residential real estate	209	129	485	—	655
Personal and home equity	499	—	461	462	1,569
Total	$3,000	$3,016	$7,036	$7,105	$6,941

Loans past due 60-89 days and still accruing as a percent of total loan type:
Commercial	0.01%	—%	0.06%	0.02%	0.02%
Commercial real estate	0.06%	0.12%	0.09%	0.20%	0.14%
Construction	—%	—%	—%	—%	—%
Residential real estate	0.06%	0.04%	0.13%	—%	0.18%
Personal and home equity	0.14%	—%	0.12%	0.11%	0.41%
Total	0.03%	0.03%	0.07%	0.07%	0.07%

Loans past due 30-59 days and still accruing:
Commercial	$642	$539	$5,647	$2,195	$6,141
Commercial real estate	717	6,690	5,666	4,073	5,232
Construction	—	—	—	—	—
Residential real estate	—	265	2,175	3,260	240
Personal and home equity	2,243	256	647	1,837	2,072
Total	$3,602	$7,750	$14,135	$11,365	$13,685

Loans past due 30-59 days and still accruing as a percent of total loan type:
Commercial	0.01%	0.01%	0.09%	0.03%	0.10%
Commercial real estate	0.03%	0.27%	0.22%	0.15%	0.20%
Construction	—%	—%	—%	—%	—%
Residential real estate	—%	0.08%	0.59%	0.87%	0.07%
Personal and home equity	0.64%	0.07%	0.17%	0.46%	0.54%
Total	0.03%	0.08%	0.14%	0.11%	0.14%

(1)	Refer to Glossary of Terms for definition.

Asset Quality (excluding covered assets (1))
(Dollars in thousands)
(Unaudited)

Nonaccrual Loan Stratification

	$10.0 Million or More	$5.0 to $9.9 Million	$3.0 to $4.9 Million	$1.5 to $2.9 Million	Under $1.5 Million	Total
September 30, 2013
Amount:
Commercial	$—	$18,565	$—	$2,855	$5,461	$26,881
Commercial real estate	24,590	5,788	8,935	6,674	16,967	62,954
Residential real estate	—	—	4,789	—	6,448	11,237
Personal and home equity	—	—	—	—	12,214	12,214
Total	$24,590	$24,353	$13,724	$9,529	$41,090	$113,286

Number of borrowers:
Commercial	—	2	—	1	26	29
Commercial real estate	2	1	2	3	32	40
Residential real estate	—	—	1	—	29	30
Personal and home equity	—	—	—	—	46	46
Total	2	3	3	4	133	145

June 30, 2013
Amount:
Commercial	$33,593	$—	$3,107	$5,010	$6,072	$47,782
Commercial real estate	11,306	5,864	3,932	3,859	20,798	45,759
Residential real estate	—	—	4,789	—	8,023	12,812
Personal and home equity	—	—	—	—	15,406	15,406
Total	$44,899	$5,864	$11,828	$8,869	$50,299	$121,759

Number of borrowers:
Commercial	3	—	1	2	29	35
Commercial real estate	1	1	1	2	35	40
Residential real estate	—	—	1	—	33	34
Personal and home equity	—	—	—	—	47	47
Total	4	1	3	4	144	156

(1)	Refer to Glossary of Terms for definition.

Asset Quality (excluding covered assets (1))
(Dollars in thousands)
(Unaudited)

Restructured Loan Accruing Interest Stratification

	$10.0 Million or More	$5.0 to $9.9 Million	$3.0 to $4.9 Million	$1.5 to $2.9 Million	Under $1.5 Million	Total
September 30, 2013
Amount:
Commercial	$10,447	$13,830	$3,969	$—	$1,833	$30,079
Commercial real estate	—	—	—	—	665	665
Personal and home equity	—	—	—	—	1,599	1,599
Total	$10,447	$13,830	$3,969	$—	$4,097	$32,343

Number of borrowers:
Commercial	1	2	1	—	3	7
Commercial real estate	—	—	—	—	2	2
Personal and home equity	—	—	—	—	2	2
Total	1	2	1	—	7	11

June 30, 2013
Amount:
Commercial	$25,412	$14,067	$3,969	$—	$425	$43,873
Commercial real estate	—	—	—	2,126	677	2,803
Personal and home equity	—	—	—	—	1,605	1,605
Total	$25,412	$14,067	$3,969	$2,126	$2,707	$48,281

Number of borrowers:
Commercial	2	2	1	—	2	7
Commercial real estate	—	—	—	1	2	3
Personal and home equity	—	—	—	—	2	2
Total	2	2	1	1	6	12

(1)	Refer to Glossary of Terms for definition.

Foreclosed Real Estate (OREO), excluding covered assets (1)
(Dollars in thousands)
(Unaudited)

OREO Properties by Type

	September 30, 2013			June 30, 2013			December 31, 2012
	Number of Properties	Amount	% of Total	Number of Properties	Amount	% of Total	Number of Properties	Amount	% of Total
Single-family homes	14	$2,981	8%	16	$3,578	6%	49	$6,238	8%
Land parcels	145	18,498	52%	150	28,497	50%	177	37,125	45%
Multi-family	1	201	1%	3	7,508	13%	4	7,458	9%
Office/industrial	22	13,009	37%	22	15,579	27%	39	28,038	34%
Retail	2	621	2%	4	1,972	4%	5	3,021	4%
Total	184	$35,310	100%	195	$57,134	100%	274	$81,880	100%

OREO Property Type by Location

	Illinois	Colorado	Wisconsin	South Eastern(2)	Mid Western(3)	Other	Total
September 30, 2013
Single-family homes	$525	$—	$322	$—	$2,134	$—	$2,981
Land parcels	14,789	—	—	1,030	2,679	—	18,498
Multi-family	201	—	—	—	—	—	201
Office/industrial	10,231	—	980	527	1,271	—	13,009
Retail	552	—	—	—	69	—	621
Total	$26,298	$—	$1,302	$1,557	$6,153	$—	$35,310
% of Total	75%	—%	4%	4%	17%	—%	100%
June 30, 2013
Single-family homes	$1,121	$—	$322	$—	$2,135	$—	$3,578
Land parcels	17,705	—	—	7,904	2,888	—	28,497
Multi-family	268	7,240	—	—	—	—	7,508
Office/industrial	11,462	—	1,633	580	1,904	—	15,579
Retail	1,903	—	—	—	69	—	1,972
Total	$32,459	$7,240	$1,955	$8,484	$6,996	$—	$57,134
% of Total	57%	13%	3%	15%	12%	—%	100%
December 31, 2012
Single-family homes	$4,301	$—	$—	$—	$1,767	$170	$6,238
Land parcels	22,722	—	—	10,446	3,957	—	37,125
Multi-family	525	6,933	—	—	—	—	7,458
Office/industrial	17,960	—	2,300	4,048	3,730	—	28,038
Retail	2,428	—	—	593	—	—	3,021
Total	$47,936	$6,933	$2,300	$15,087	$9,454	$170	$81,880
% of Total	59%	8%	3%	18%	12%	*	100%

(1)	Refer to Glossary of Terms for definition.

(2)	Represents the southeastern states of Arkansas, Florida and Georgia.

(3)	Represents the midwestern states of Kansas, Michigan, Missouri, Indiana, and Ohio.

*	Less than 1%.
Note: Certain reclassifications have been made to prior period financial statements to place them on a basis comparable with the current period financial statements.

Allowance for Loan Losses (excluding covered assets (1))
(Dollars in thousands)
(Unaudited)
	3Q13	2Q13	1Q13	4Q12	3Q12
Change in allowance for loan losses:
Balance at beginning of period	$148,183	$153,992	$161,417	$166,859	$174,302
Loans charged-off:
Commercial	(7,285)	(2,372)	(11,146)	(10,388)	(4,062)
Commercial real estate	(1,706)	(8,725)	(7,566)	(8,105)	(16,790)
Construction	—	—	70	30	64
Residential real estate	(395)	(783)	(436)	(621)	(299)
Home equity	(2,146)	(334)	(374)	(1,640)	(1,001)
Personal	(893)	(2,776)	(5)	(612)	(1,006)
Total charge-offs	(12,425)	(14,990)	(19,457)	(21,336)	(23,094)
Recoveries on loans previously charged-off:
Commercial	1,301	459	396	947	919
Commercial real estate	366	141	1,364	2,133	544
Construction	7	25	9	16	594
Residential real estate	7	2	2	106	7
Home equity	135	199	61	52	117
Personal	142	46	52	43	229
Total recoveries	1,958	872	1,884	3,297	2,410
Net charge-offs	(10,467)	(14,118)	(17,573)	(18,039)	(20,684)
Provisions charged to operating expenses	7,797	8,309	10,148	12,597	13,241
Balance at end of period	$145,513	$148,183	$153,992	$161,417	$166,859

Allocation of allowance for loan losses:
General allocated reserve:
Commercial	$74,734	$64,868	$57,280	$50,450	$49,115
Commercial real estate	30,843	36,820	45,030	52,700	54,500
Construction	3,314	2,626	2,011	2,317	2,200
Residential real estate	4,254	4,945	5,800	5,700	5,100
Home equity	2,952	3,070	3,700	4,000	3,980
Personal	2,718	3,130	2,900	2,860	2,800
Total allocated	118,815	115,459	116,721	118,027	117,695
Specific reserve	26,698	32,724	37,271	43,390	49,164
Total	$145,513	$148,183	$153,992	$161,417	$166,859

Allocation of reserve by a percent of total allowance for loan losses:
General allocated reserve:
Commercial	52%	44%	37%	31%	29%
Commercial real estate	21%	25%	29%	33%	33%
Construction	2%	2%	1%	1%	1%
Residential real estate	3%	3%	4%	4%	3%
Home equity	2%	2%	3%	2%	2%
Personal	2%	2%	2%	2%	2%
Total allocated	82%	78%	76%	73%	70%
Specific reserve	18%	22%	24%	27%	30%
Total	100%	100%	100%	100%	100%

Allowance for loan losses to:
Total loans	1.40%	1.47%	1.53%	1.59%	1.73%
Nonperforming loans	128%	122%	120%	116%	93%

(1)	Refer to Glossary of Terms for definition.

Deposits
(Dollars in thousands)

	9/30/13	% of Total	6/30/13	% of Total	3/31/13	% of Total	12/31/12	% of Total	9/30/12	% of Total
	(Unaudited)		(Unaudited)		(Unaudited)		(Audited)		(Unaudited)
Noninterest-bearing deposits	$3,106,986	26%	$2,736,868	24%	$2,756,879	24%	$3,690,340	30%	$3,295,568	29%
Interest-bearing demand deposits	1,183,471	10%	1,234,134	11%	1,390,955	12%	1,057,390	9%	893,194	8%
Savings deposits	260,822	2%	245,133	2%	245,762	2%	310,188	3%	245,906	2%
Money market accounts	4,517,235	38%	4,409,797	39%	4,496,102	40%	4,602,632	38%	4,135,689	37%
Brokered time deposits:
Traditional	548,429	5%	445,666	4%	330,851	3%	382,833	3%	562,717	5%
Client CDARS(1)	755,167	7%	695,130	6%	652,774	6%	610,622	5%	728,079	6%
Non-client CDARS(1)	—	—%	50,000	1%	—	—%	—	—%	—	—%
Total brokered time deposits	1,303,596	12%	1,190,796	11%	983,625	9%	993,455	8%	1,290,796	11%
Time deposits	1,460,446	12%	1,491,604	13%	1,518,980	13%	1,519,629	12%	1,498,287	13%
Total deposits	$11,832,556	100%	$11,308,332	100%	$11,392,303	100%	$12,173,634	100%	$11,359,440	100%
Client deposits(1)	$11,284,127	95%	$10,812,666	95%	$11,061,452	97%	$11,790,801	97%	$10,796,723	95%

(1)	Refer to Glossary of Terms for definition.

Net Interest Margin
(Dollars in thousands)
(Unaudited)
	Quarters Ended September 30,
	2013			2012
	Average Balance	Interest (1)	Yield / Rate	Average Balance	Interest (1)	Yield / Rate
Assets:
Federal funds sold and interest-bearing deposits in banks	$178,213	$111	0.24%	$376,212	$248	0.26%
Securities:
Taxable	2,264,991	12,931	2.28%	2,076,464	13,907	2.68%
Tax-exempt (2)	254,662	2,380	3.74%	188,627	2,118	4.49%
Total securities	2,519,653	15,311	2.43%	2,265,091	16,025	2.83%
FHLB stock	34,063	61	0.71%	43,426	126	1.14%
Loans, excluding covered assets:
Commercial	6,834,597	75,429	4.32%	5,951,785	68,711	4.52%
Commercial real estate	2,503,758	23,467	3.67%	2,645,713	26,924	3.98%
Construction	224,671	2,304	4.01%	174,044	1,659	3.73%
Residential	362,708	3,473	3.83%	369,694	3,739	4.05%
Personal and home equity	362,293	2,938	3.22%	397,174	3,484	3.49%
Total loans, excluding covered assets (3)	10,288,027	107,611	4.10%	9,538,410	104,517	4.29%
Covered assets (4)	134,601	1,301	3.80%	197,630	1,841	3.66%
Total interest-earning assets (2)	13,154,557	$124,395	3.71%	12,420,769	$122,757	3.88%
Cash and due from banks	149,953			144,442
Allowance for loan and covered loan losses	(177,274)			(201,136)
Other assets	525,426			696,676
Total assets	$13,652,662			$13,060,751
Liabilities and Equity:
Interest-bearing demand deposits	$1,360,664	$1,032	0.30%	$895,825	$958	0.43%
Savings deposits	251,299	148	0.23%	226,355	163	0.29%
Money market accounts	4,369,938	3,747	0.34%	4,014,467	4,043	0.40%
Time deposits	1,491,652	3,814	1.01%	1,450,904	4,108	1.13%
Brokered time deposits	1,255,850	1,200	0.38%	1,406,748	1,752	0.50%
Total interest-bearing deposits	8,729,403	9,941	0.45%	7,994,299	11,024	0.55%
Short-term and secured borrowings	118,995	161	0.53%	36,967	101	1.06%
Long-term debt	499,793	7,640	6.08%	374,793	5,495	5.82%
Total interest-bearing liabilities	9,348,191	$17,742	0.75%	8,406,059	$16,620	0.79%
Noninterest-bearing demand deposits	2,899,125			3,124,473
Other liabilities	147,805			173,975
Equity	1,257,541			1,356,244
Total liabilities and equity	$13,652,662			$13,060,751
Net interest spread (2)(5)			2.96%			3.09%
Contribution of noninterest-bearing sources of funds			0.22%			0.26%
Net interest income/margin (2)(5)		106,653	3.18%		106,137	3.35%
Less: tax-equivalent adjustment		818			729
Net interest income, as reported		$105,835			$105,408

(1)	Interest income included $5.9 million and $6.5 million in loan fees for the quarters ended September 30, 2013 and 2012, respectively.

(2)	Interest income and yields are presented on a tax-equivalent basis, assuming a federal income tax rate of 35%. This is a non-U.S. GAAP measure.

(3)
Average loans on a nonaccrual basis for the recognition of interest income totaled $118.8 million and $201.6 million for the quarters ended September 30, 2013 and 2012, respectively, and are included in loans for purposes of this analysis. Interest foregone on nonperforming loans was estimated to be approximately $1.2 million and $2.1 million for the quarters ended September 30, 2013 and 2012, respectively, based on the average loan portfolio yield for the respective period.

(4)	Covered interest-earning assets consist of loans acquired through an FDIC-assisted transaction that are subject to a loss share agreement and the related indemnification asset.

(5)	Refer to Glossary of Terms for definition.
Note: Prior period net interest margin computations were modified to conform with the current period presentation.

Net Interest Margin
(Dollars in thousands)
(Unaudited)
	Quarter Ended September 30,			Quarter Ended June 30,
	2013			2013
	Average Balance	Interest (1)	Yield / Rate	Average Balance	Interest (1)	Yield / Rate
Assets:
Federal funds sold and interest-bearing deposits in banks	$178,213	$111	0.24%	$181,823	$112	0.24%
Securities:
Taxable	2,264,991	12,931	2.28%	2,149,465	12,519	2.33%
Tax-exempt (2)	254,662	2,380	3.74%	239,851	2,337	3.90%
Total securities	2,519,653	15,311	2.43%	2,389,316	14,856	2.49%
FHLB stock	34,063	61	0.71%	34,270	62	0.72%
Loans, excluding covered assets:
Commercial	6,834,597	75,429	4.32%	6,635,679	74,150	4.42%
Commercial real estate	2,503,758	23,467	3.67%	2,502,503	23,920	3.78%
Construction	224,671	2,304	4.01%	194,958	2,051	4.16%
Residential	362,708	3,473	3.83%	395,196	3,633	3.68%
Personal and home equity	362,293	2,938	3.22%	376,955	3,031	3.22%
Total loans, excluding covered assets (3)	10,288,027	107,611	4.10%	10,105,291	106,785	4.18%
Covered assets (4)	134,601	1,301	3.80%	148,242	621	1.66%
Total interest-earning assets (2)	13,154,557	$124,395	3.71%	12,858,942	$122,436	3.77%
Cash and due from banks	149,953			143,973
Allowance for loan and covered loan losses	(177,274)			(181,235)
Other assets	525,426			588,082
Total assets	$13,652,662			$13,409,762
Liabilities and Equity:
Interest-bearing demand deposits	$1,360,664	$1,032	0.30%	$1,250,305	$1,034	0.33%
Savings deposits	251,299	148	0.23%	246,928	126	0.21%
Money market accounts	4,369,938	3,747	0.34%	4,383,915	3,760	0.34%
Time deposits	1,491,652	3,814	1.01%	1,494,380	3,772	1.01%
Brokered time deposits	1,255,850	1,200	0.38%	1,152,635	1,184	0.41%
Total interest-bearing deposits	8,729,403	9,941	0.45%	8,528,163	9,876	0.46%
Short-term and secured borrowings	118,995	161	0.53%	173,089	410	0.94%
Long-term debt	499,793	7,640	6.08%	499,793	7,613	6.08%
Total interest-bearing liabilities	9,348,191	$17,742	0.75%	9,201,045	$17,899	0.78%
Noninterest-bearing demand deposits	2,899,125			2,816,783
Other liabilities	147,805			141,793
Equity	1,257,541			1,250,141
Total liabilities and equity	$13,652,662			$13,409,762
Net interest spread (2)(5)			2.96%			2.99%
Contribution of noninterest-bearing sources of funds			0.22%			0.23%
Net interest income/margin (2)(5)		106,653	3.18%		104,537	3.22%
Less: tax-equivalent adjustment		818			805
Net interest income, as reported		$105,835			$103,732

(1)	Interest income included $5.9 million and $6.3 million in loan fees for the quarters ended September 30, 2013 and June 30, 2013, respectively.

(2)	Interest income and yields are presented on a tax-equivalent basis, assuming a federal income tax rate of 35%. This is a non-U.S. GAAP measure.

(3)
Average loans on a nonaccrual basis for the recognition of interest income totaled $118.8 million and $125.3 million for the quarters ended September 30, 2013 and June 30, 2013, respectively, and are included in loans for purposes of this analysis. Interest foregone on nonperforming loans was estimated to be approximately $1.2 million for the quarters ended September 30, 2013 and June 30, 2013, respectively, based on the average loan portfolio yield for the respective period.

(4)	Covered interest-earning assets consist of loans acquired through an FDIC-assisted transaction that are subject to a loss share agreement and the related indemnification asset.

(5)	Refer to Glossary of Terms for definition.

Net Interest Margin
(Dollars in thousands)
(Unaudited)
	Nine Months Ended September 30,
	2013			2012
	Average Balance	Interest (1)	Yield / Rate	Average Balance	Interest (1)	Yield / Rate
Assets:
Federal funds sold and interest-bearing deposits in banks	$231,406	$431	0.25%	$266,506	$513	0.25%
Securities:
Taxable	2,174,168	38,272	2.35%	2,072,080	43,888	2.82%
Tax-exempt (2)	238,470	7,003	3.92%	170,887	6,134	4.79%
Total securities	2,412,638	45,275	2.50%	2,242,967	50,022	2.97%
FHLB stock	35,472	213	0.79%	42,525	379	1.17%
Loans, excluding covered assets:
Commercial	6,667,420	220,836	4.37%	5,700,937	198,156	4.57%
Commercial real estate	2,551,924	72,779	3.76%	2,674,118	83,225	4.09%
Construction	202,782	6,308	4.10%	208,777	5,806	3.65%
Residential	387,924	10,868	3.74%	347,036	10,988	4.22%
Personal and home equity	376,130	9,175	3.26%	407,455	10,881	3.57%
Total loans, excluding covered assets (3)	10,186,180	319,966	4.15%	9,338,323	309,056	4.35%
Covered assets (4)	148,129	3,140	2.81%	233,213	5,983	3.39%
Total interest-earning assets (2)	13,013,825	$369,025	3.75%	12,123,534	$365,953	3.98%
Cash and due from banks	145,633			144,614
Allowance for loan and covered loan losses	(182,425)			(214,619)
Other assets	583,003			702,724
Total assets	$13,560,036			$12,756,253
Liabilities and Equity:
Interest-bearing demand deposits	$1,292,254	$3,181	0.33%	$782,565	$2,393	0.41%
Savings deposits	257,428	439	0.23%	223,290	480	0.29%
Money market accounts	4,439,484	11,742	0.35%	4,044,872	12,593	0.42%
Time deposits	1,503,862	11,523	1.02%	1,381,779	11,903	1.15%
Brokered time deposits	1,137,301	3,576	0.42%	1,200,763	4,368	0.49%
Total interest-bearing deposits	8,630,329	30,461	0.47%	7,633,269	31,737	0.56%
Short-term and secured borrowings	128,426	689	0.71%	183,778	366	0.26%
Long-term debt	499,793	22,861	6.06%	378,005	16,611	5.79%
Total interest-bearing liabilities	9,258,548	$54,011	0.78%	8,195,052	$48,714	0.79%
Noninterest-bearing demand deposits	2,906,584			3,058,559
Other liabilities	149,690			167,972
Equity	1,245,214			1,334,670
Total liabilities and equity	$13,560,036			$12,756,253
Net interest spread (2)(5)			2.97%			3.19%
Contribution of noninterest-bearing sources of funds			0.22%			0.25%
Net interest income/margin (2)(5)		315,014	3.19%		317,239	3.44%
Less: tax-equivalent adjustment		2,407			2,109
Net interest income, as reported		$312,607			$315,130

(1)	Interest income included $17.3 million and $20.0 million in loan fees for the nine months ended September 30, 2013 and 2012, respectively.

(2)	Interest income and yields are presented on a tax-equivalent basis, assuming a federal income tax rate of 35%. This is a non-U.S. GAAP measure.

(3)
Average loans on a nonaccrual basis for the recognition of interest income totaled $127.4 million and $228.0 million for the nine months ended September 30, 2013 and 2012, respectively, and are included in loans for purposes of this analysis. Interest foregone on nonperforming loans was estimated to be approximately $3.8 million and $7.2 million for the nine months ended September 30, 2013 and 2012, respectively, based on the average loan portfolio yield for the respective period.

(4)	Covered interest-earning assets consist of loans acquired through an FDIC-assisted transaction that are subject to a loss share agreement and the related indemnification asset.

(5)	Refer to Glossary of Terms for definition.
Note: Prior period net interest margin computations were modified to conform with the current period presentation.

NON-U.S. GAAP FINANCIAL MEASURES

This press release contains both U.S. GAAP and non-U.S. GAAP based financial measures. These non-U.S. GAAP financial measures include net interest income, net interest margin, net revenue, operating profit, and efficiency ratio all on a fully taxable-equivalent basis, return on average tangible common equity, Tier 1 common equity to risk-weighted assets, tangible equity to tangible assets, tangible equity to risk-weighted assets, tangible common equity to tangible assets, and tangible book value. We believe that presenting these non-U.S. GAAP financial measures will provide information useful to investors in understanding our underlying operational performance, our business, and performance trends and facilitates comparisons with the performance of others in the banking industry.

We use net interest income on a taxable-equivalent basis in calculating various performance measures by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income earned on taxable investments assuming a 35% tax rate. Management believes this measure to be the preferred industry measurement of net interest income as it enhances comparability to net interest income arising from taxable and tax-exempt sources, and accordingly believes that providing this measure may be useful for peer comparison purposes.

In addition to capital ratios defined by banking regulators, we also consider various measures when evaluating capital utilization and adequacy, including return on average tangible common equity, Tier 1 common equity to risk-weighted assets, tangible equity to tangible assets, tangible equity to risk-weighted assets, tangible common equity to tangible assets, and tangible book value. These calculations are intended to complement the capital ratios defined by banking regulators for both absolute and comparative purposes. All of these measures exclude the ending balances of goodwill and other intangibles while certain of these ratios exclude preferred capital components. Because U.S. GAAP does not include capital ratio measures, we believe there are no comparable U.S. GAAP financial measures to these ratios. We believe these non-U.S. GAAP financial measures are relevant because they provide information that is helpful in assessing the level of capital available to withstand unexpected market conditions. Additionally, presentation of these measures allows readers to compare certain aspects of our capitalization to other companies. However, because there are no standardized definitions for these ratios, our calculations may not be comparable with other companies, and this may affect the usefulness of these measures to investors. Calculations of the Tier 1 common equity to risk-weighted assets ratio contained herein exclude the effect of the final Basel III capital rules adopted and issued by the Federal Reserve Board in July 2013, which are effective January 1, 2014 with compliance required January 1, 2015.

Non-U.S. GAAP financial measures have inherent limitations, are not required to be uniformly applied, and are not audited. Although these non-U.S. GAAP financial measures are frequently used by stakeholders in the evaluation of a company, they have limitations as analytical tools, and should not be considered in isolation or as a substitute for analyses of results as reported under U.S. GAAP. As a result, we encourage readers to consider our Consolidated Financial Statements in their entirety and not to rely on any single financial measure.

Non-U.S. GAAP Financial Measures (continued)
(Amounts in thousands)
(Unaudited)

The following table reconciles non-U.S. GAAP financial measures to U.S. GAAP.

	Quarters Ended
	2013			2012
	September 30	June 30	March 31	December 31	September 30
Taxable-equivalent net interest income
U.S. GAAP net interest income	$105,835	$103,732	$103,040	$104,803	$105,408
Taxable-equivalent adjustment	818	805	784	765	729
Taxable-equivalent net interest income (a)	$106,653	$104,537	$103,824	$105,568	$106,137

Average Earning Assets (b)	$13,154,557	$12,858,942	$13,026,571	$13,115,687	$12,420,769

Net Interest Margin ((a) annualized) / (b)	3.18%	3.22%	3.19%	3.16%	3.35%

Net Revenue
Taxable-equivalent net interest income (a)	$106,653	$104,537	$103,824	$105,568	$106,137
U.S. GAAP non-interest income	27,773	29,009	30,468	29,454	27,837
Net revenue (c)	$134,426	$133,546	$134,292	$135,022	$133,974

Operating Profit
U.S. GAAP income before income taxes	$54,219	$46,643	$44,188	$39,765	$38,006
Provision for loan and covered loan losses	8,120	8,843	10,357	13,177	13,509
Taxable-equivalent adjustment	818	805	784	765	729
Operating profit	$63,157	$56,291	$55,329	$53,707	$52,244

Efficiency Ratio
U.S. GAAP non-interest expense (d)	$71,269	$77,255	$78,963	$81,315	$81,730
Net revenue	$134,426	$133,546	$134,292	$135,022	$133,974
Efficiency ratio (d) / (c)	53.02%	57.85%	58.80%	60.22%	61.00%

Adjusted Net Income
U.S. GAAP net income available to common stockholders	$33,058	$28,915	$27,270	$20,040	$19,607
Amortization of intangibles, net of tax	472	473	473	411	407
Adjusted net income (e)	$33,530	$29,388	$27,743	$20,451	$20,014

Average Tangible Common Equity
U.S. GAAP average total equity	$1,257,541	$1,250,141	$1,227,628	$1,260,875	$1,356,244
Less: average goodwill	94,494	94,506	94,519	94,531	94,544
Less: average other intangibles	10,865	11,644	12,426	13,152	13,820
Less: average preferred stock	—	—	—	60,409	241,389
Average tangible common equity (f)	$1,152,182	$1,143,991	$1,120,683	$1,092,783	$1,006,491

Return on average tangible common equity ((e) annualized) / (f)	11.55%	10.30%	10.04%	7.45%	7.91%

Non-U.S. GAAP Financial Measures (continued)
(Amounts in thousands)
(Unaudited)

	Nine Months Ended September 30,
	2013	2012
Taxable-equivalent net interest income
U.S. GAAP net interest income	$312,607	$315,130
Taxable-equivalent adjustment	2,407	2,109
Taxable-equivalent net interest income (a)	$315,014	$317,239

Average Earning Assets (b)	$13,013,825	$12,123,534

Net Interest Margin ((a) annualized) / (b)	3.19%	3.44%

Net Revenue
Taxable-equivalent net interest income (a)	$315,014	$317,239
U.S. GAAP non-interest income	87,250	81,587
Net revenue (c)	$402,264	$398,826

Operating Profit
U.S. GAAP income before income taxes	$145,050	$92,652
Provision for loan and covered loan losses	27,320	58,248
Taxable-equivalent adjustment	2,407	2,109
Operating profit	$174,777	$153,009

Efficiency Ratio
U.S. GAAP non-interest expense (d)	$227,487	$245,817
Net revenue	$402,264	$398,826
Efficiency ratio (d) / (c)	56.55%	61.64%

Adjusted Net Income
U.S. GAAP net income available to common stockholders	$89,243	$44,488
Amortization of intangibles, net of tax	1,419	1,215
Adjusted net income (e)	$90,662	$45,703

Average Tangible Common Equity
U.S. GAAP average total equity	$1,245,214	$1,334,671
Less: average goodwill	94,506	94,556
Less: average other intangibles	11,640	14,387
Less: average preferred stock	—	240,996
Average tangible common equity (f)	$1,139,068	$984,732

Return on average tangible common equity ((e) annualized) / (f)	10.67%	6.2%

Non-U.S. GAAP Financial Measures (continued)
(Amounts in thousands)
(Unaudited)

	2013			2012
	September 30	June 30	March 31	December 31	September 30
Tier 1 Common Capital
U.S. GAAP total equity	$1,273,688	$1,233,040	$1,232,065	$1,207,166	$1,363,440
Trust preferred securities	244,793	244,793	244,793	244,793	244,793
Less: accumulated other comprehensive income, net of tax	18,323	14,180	44,285	48,064	55,818
Less: goodwill	94,484	94,496	94,509	94,521	94,534
Less: other intangibles	10,486	11,266	12,047	12,828	13,500
Tier 1 risk-based capital	1,395,188	1,357,891	1,326,017	1,296,546	1,444,381
Less: preferred stock	—	—	—	—	241,585
Less: trust preferred securities	244,793	244,793	244,793	244,793	244,793
Tier 1 common capital (e)	$1,150,395	$1,113,098	$1,081,224	$1,051,753	$958,003

Tangible Common Equity
U.S. GAAP total equity	$1,273,688	$1,233,040	$1,232,065	$1,207,166	$1,363,440
Less: goodwill	94,484	94,496	94,509	94,521	94,534
Less: other intangibles	10,486	11,266	12,047	12,828	13,500
Tangible equity (f)	1,168,718	1,127,278	1,125,509	1,099,817	1,255,406
Less: preferred stock	—	—	—	—	241,585
Tangible common equity (g)	$1,168,718	$1,127,278	$1,125,509	$1,099,817	$1,013,821

Tangible Assets
U.S. GAAP total assets	$13,869,140	$13,476,493	$13,372,230	$14,057,515	$13,278,554
Less: goodwill	94,484	94,496	94,509	94,521	94,534
Less: other intangibles	10,486	11,266	12,047	12,828	13,500
Tangible assets (h)	$13,764,170	$13,370,731	$13,265,674	$13,950,166	$13,170,520

Risk-weighted Assets (i)	$12,630,779	$12,294,375	$12,164,677	$12,337,398	$11,804,578

Period-end Common Shares Outstanding (j)	77,680	77,630	77,649	77,115	72,436

Ratios:
Tier 1 common equity to risk-weighted assets (e) / (i)	9.11%	9.05%	8.89%	8.52%	8.12%
Tangible equity to tangible assets (f) / (h)	8.49%	8.43%	8.48%	7.88%	9.53%
Tangible equity to risk-weighted assets (f) / (i)	9.25%	9.17%	9.25%	8.91%	10.63%
Tangible common equity to tangible assets (g) / (h)	8.49%	8.43%	8.48%	7.88%	7.70%
Tangible book value (g) / (j)	$15.05	$14.52	$14.49	$14.26	$14.00

Glossary of Terms

Assets under management and administration (“AUMA”) - Assets held in trust where we serve as trustee or in accounts where we make investment decisions on behalf of clients. AUMA also includes non-managed assets we hold in custody for clients or for which we receive fees for advisory or brokerage services. We do not include these assets on our Consolidated Balance Sheets.

Book value - Total common equity divided by outstanding shares of common stock at end of period.

CDARS® deposit program - A deposit services arrangement that effectively achieves FDIC deposit insurance for jumbo deposit relationships. These deposits are classified as brokered time deposits for regulatory deposit purposes; however, we classify certain of these deposits as client CDARS® due to the source being our client relationships and are, therefore, not traditional ‘brokered’ time deposits. We also participate in a non-client CDARS® program that is more like a traditional brokered time deposit program.

Client deposits - Total deposits, net of traditional brokered time deposits and non-client CDARS®.

Common equity - Total equity less preferred stock.

Covered assets - Assets acquired through an FDIC-assisted transaction that are subject to a loss share agreement and are presented separately on the Consolidated Balance Sheets.

Credit quality indicators - The Company has adopted an internal risk rating policy in which each loan is rated for credit quality with a numerical rating of 1 through 8. Loans rated 5 and better (1-5 ratings, inclusive) are credits that exhibit acceptable financial performance, cash flow, and leverage. We attempt to mitigate risk by structure, collateral, monitoring, and other meaningful controls. Credits rated 6 are performing in accordance with contractual terms but are considered "special mention" as these credits demonstrate potential weakness that if left unresolved, may result in deterioration in the Company’s credit position and/or the repayment prospects for the credit. Borrowers rated special mention may exhibit adverse operating trends, high leverage, tight liquidity or other credit concerns. Loans rated 7 may be classified as either accruing ("potential problem") or nonaccrual ("nonperforming"). Potential problem loans, like special mention, are loans that are performing in accordance with contractual terms, but for which management has some level of concern (greater than that of special mention loans) about the ability of the borrowers to meet existing repayment terms in future periods. These loans continue to accrue interest but the ultimate collection of these loans in full is questionable due to the same conditions that characterize a 6-rated credit. These credits may also have somewhat increased risk profiles as a result of the current net worth and/or paying capacity of the obligor or guarantors or the value of the collateral pledged. These loans generally have a well-defined weakness that may jeopardize collection of the debt and are characterized by the distinct possibility that the Company will sustain some loss if the deficiencies are not resolved. Although these loans are generally identified as potential problem loans and require additional attention by management, they may never become nonperforming. Nonperforming loans include nonaccrual loans risk rated 7 or 8 and have all the weaknesses inherent in a 7-rated potential problem loan with the added characteristic that the weaknesses make collection or liquidation in full, on the basis of currently-existing facts, conditions and values, highly questionable and improbable. Special mention, potential problem and nonperforming loans are reviewed at a minimum on a quarterly basis, while all other rated credits over a certain dollar threshold, depending on loan type, are reviewed annually or more frequently as the situation warrants.

Credit valuation adjustment ("CVA") - An adjustment may need to be incorporated into the valuation of derivative instruments for nonperformance risk to include the counterparty’s credit risk and the Company’s own credit risk. This adjustment is referred to as the CVA. The CVA represents the credit component of fair value with regard to both client-based trades and the related matched trades with interbank dealer counterparties.

Efficiency ratio - Total non-interest expense divided by the sum of net interest income on a tax-equivalent basis and non-interest income. This is a non-U.S. GAAP financial measure.

Fee revenue as percent of total revenue ratio - Total non-interest income less net securities gains (losses) divided by the sum of net interest income and non-interest income less net securities gains (losses).

U.S. GAAP - Accounting principles generally accepted in the United States of America.

Net interest margin - Expressed as a percentage, net interest margin is a ratio computed as annualized taxable-equivalent net interest income divided by average interest-earning assets. The annualization of net interest income for the quarterly yield takes into consideration the interest payment convention at the product level. This is a non-U.S. GAAP financial measure.

Glossary of Terms (continued)

Net interest spread - The difference between the average yield earned on interest-earning assets on a taxable-equivalent basis and the average rate paid for interest-bearing liabilities.

Net overhead ratio - Total non-interest expense less non-interest income divided by average total assets.

Net revenue - The sum of taxable equivalent net interest income and non-interest income. This is a non-U.S. GAAP financial measure.

Non-U.S. GAAP - Certain financial measures within this document that are not formally defined by U.S. GAAP or codified in the federal banking regulations. A reconciliation of these non-U.S. GAAP financial measures may be found on the previous pages.

Operating profit - The sum of U.S. GAAP income before income taxes, provision for loan and covered loan losses and taxable-equivalent adjustment. This is a non-U.S. GAAP financial measure.

Return on average tangible common equity - Annualized net income available to common stockholders, adjusted for tax-affected amortization of intangibles, divided by average tangible common equity. Average tangible common equity equals average total equity less average goodwill, average intangible assets, and average preferred stock. This is a non-U.S. GAAP financial measure.

Risk-weighted assets - Computed by the assignment of specific risk-weights (as currently defined by the Board of Governors of the Federal Reserve System without giving effect to the final Basel III capital rules adopted and issued by the Federal Reserve Board in July 2013, which are effective January 1, 2014 with compliance required January 1, 2015) to assets and off-balance sheet instruments.

Tangible book value - Total common equity less goodwill and other intangibles divided by outstanding shares of common stock at end of period. This is a non-U.S. GAAP financial measure.

Tangible common equity to tangible assets ratio - Tangible common equity divided by tangible assets, where tangible common equity equals total equity less preferred stock, goodwill and other intangible assets and tangible assets equals total assets less goodwill and other intangible assets. This is a non-U.S. GAAP financial measure.

Taxable-equivalent net interest income - The interest income earned on certain assets is completely or partially exempt from Federal income tax. As such, these tax-exempt instruments typically yield lower returns than taxable investments. To provide more meaningful comparisons of yields and margins for all interest-earning assets, we use interest income on a taxable-equivalent basis in calculating average yields and net interest margins by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income earned on other taxable investments. This adjustment is not permitted under U.S. GAAP on the Consolidated Income Statement.

Tier 1 common capital - Tier 1 risk-based capital, less preferred equity, less trust preferred capital securities, and less noncontrolling interests, as calculated under currently effective requirements and without giving effect to the final Basel III capital rules recently adopted and issued by the Federal Reserve Board in July 2013.

Tier 1 equity to risk-weighted assets ratio - Tier 1 common capital divided by period-end risk-weighted assets. This is a non-U.S. GAAP financial measure and for purposes of our presentation we calculate risk-weighted assets under currently effective requirements and not under the final Basel III capital rules adopted and issued by the Federal Reserve Board in July 2013, which are effective January 1, 2014 with compliance required January 1, 2015.

Tier 1 leverage ratio - Tier 1 risk-based capital divided by adjusted average total assets.

Tier 1 risk-based capital - Total equity, plus trust preferred capital securities, plus certain noncontrolling interests that are held by others; less goodwill and certain other intangible assets, less equity investments in nonfinancial companies, less ineligible servicing assets, less disallowed deferred tax assets and less net unrealized holding gains (losses) on available-for-sale equity securities, available-for-sale debt securities, and cash flow hedge derivatives.

Tier 1 risk-based capital ratio - Tier 1 risk-based capital divided by period-end risk-weighted assets.

Total risk-based capital - Tier 1 risk-based capital plus qualifying subordinated debt, other noncontrolling interest not qualified as Tier 1, eligible gains on available-for-sale equity securities and the allowance for loan and lease losses, subject to certain limitations.

Total risk-based capital ratio - Total risk-based capital divided by period-end risk-weighted assets.